SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) October 31, 2002

Puget Energy, Inc.
(Exact name of Registrant as specified in its charter)

WASHINGTON
(State or other jurisdiction of incorporation)

1-16305	91-1969407
(Commission File No.)	(IRS Employer Identification Number)

411 108th Avenue NE
Bellevue, Washington 98004-5515
(Address of Principal Executive Offices)

425-454-6363
(Registrant’s Telephone Number, Including Area Code)

Item 5.    OTHER EVENTS

Puget Energy, Inc., a Washington corporation (the “Company”) filed a shelf registration statement (Registration No. 333-82940-02) on Form S-3 under the Securities Act of 1933, as amended, on February 15, 2002 (the “Registration Statement”). The Securities and Exchange Commission (the “Commission”) declared the Registration Statement effective on March 1, 2002. Such Registration Statement was supplemented by a Prospectus Supplement filed with the Commission on November 1, 2002. On October 31, 2002, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc. in connection with the Company’s public offering of 5,000,000 shares of the Company’s common stock (plus an additional 750,000 shares of common stock issuable upon the underwriter’s exercise of the over-allotment option in full, for a total of up to 5,750,000 shares of the Company’s common stock) (collectively, the “Shares”). Such Shares are a portion of the securities that were registered by the Company pursuant to the Registration Statement.

This Current Report on Form 8-K is being filed for the purpose of filing exhibits to the Registration Statement relating to the public offering of the Shares, and all such exhibits are hereby incorporated into the Registration Statement by reference. A copy of the Underwriting Agreement is filed as Exhibit 1.1, the opinion and consent of Perkins Coie LLP, legal counsel to the Company, is filed as Exhibit 5.1 and certain information relating to Item 14—“Other expenses of issuance and distribution relating to the Registration Statement” is filed as Exhibit 99.1 to this Form 8-K.

Item 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND EXHIBITS

(c)    Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement dated October 31, 2002, between the Company and J.P. Morgan Securities Inc.

5.1	Opinion and Consent of Perkins Coie, LLP, relating to the Registration Statement

23.1	Consent of Perkins Coie, LLP, relating to the Registration Statement (included in Exhibit 5.1)

99.1	Information relating to Item 14—Other Expenses of Issuance and Distribution, relating to the Registration Statement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

By:	/s/ DONALD E. GAINES
Donald E. Gaines Vice President Finance and Treasurer

Date:  October 31, 2002

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EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated October 31, 2002, between the Company and J.P. Morgan Securities Inc.

5.1	Opinion and Consent of Perkins Coie, LLP, relating to the Registration Statement

23.1	Consent of Perkins Coie, LLP, relating to the Registration Statement, is included in Exhibit 5.1

99.1	Information relating to Item 14—Other Expenses of Issuance and Distribution, relating to the Registration Statement